University General Health System Reports Implementation of Permanent Cost Containment Measures

Annual Cost Reductions and Savings of Over $13 Million Anticipated

HOUSTON, TX -- (Marketwired - August 05, 2014) - University General Health System, Inc. (OTCQB: UGHS) ("University General"), a diversified, multi-specialty, integrated, physician-centric general acute care regional health care delivery system, today announced the implementation of cost containment measures that are expected to result in permanent cost reductions and savings in excess of $13 million annually. The cost saving measures included salary and work force reductions, along with cutbacks in, and/or the elimination of, certain marketing and other initiatives that previously did not produce the desired outcomes.

UGH - Houston implemented an additional $2.7 million in permanent annualized cost reductions, in addition to previously reported expense reductions, some of which were seasonal in nature. Hospital Outpatient Departments accounted for $0.7 million in projected annual cost savings, UGHS Management Services expects to benefit from $3.1 million in annual expense reductions, Support Services lowered its costs by $2.2 million annually, and UGH - Dallas reduced expenses on an annual basis by $4.7 million. Some of these cost savings resulted from the elimination of nearly 100 jobs within the Company's operating network.

"Given the dynamic nature of the health care industry and our disappointing financial performance in 2013, we determined that drastic measures were required to remain competitive and restore profitability," stated Hassan Chahadeh, MD, Chairman and Chief Executive Officer of University General Health System, Inc. "While the implementation of these permanent cost-saving measures were often difficult, they were necessary and we are hopeful they will result in a positive impact upon our financial results during the balance of 2014 and in future years. We will also continue to focus on strategic relationships, the divestiture of non-core assets and the elimination of non-performing assets."

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers physician-centric, high quality patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, multiple ambulatory surgical centers, a number of diagnostic imaging, physical therapy and sleep clinics, and a hyperbaric wound care center in the Houston and Dallas metropolitan areas. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

University General Health System, Inc. is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS."

Forward-Looking Statements

The information in this news release may include certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of University General Health System, Inc. (UGHS). Although UGHS believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in UGHS's periodic filings with the Securities and Exchange Commission.

For Further Information, Please Contact:

Donald Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(800) 377-9893
info@rjfalkner.com